Exhibit 10.24
FIRST AMENDMENT TO THE
 PURCHASE AGREEMENT

THIS AMENDMENT (this “First Amendment”) TO THE PURCHASE AGREEMENT, dated as of March 12, 2008, by and among NextWave Wireless LLC, a Delaware limited liability company (the “Company”), NextWave Wireless Inc., a Delaware Corporation (the “Parent”), the other Guarantors set forth on the signature pages hereto and the Holders set forth on the signature pages hereto, is made in reference to that certain Purchase Agreement, dated as of July 17, 2006 (as amended hereby, the “Purchase Agreement”) by and among the Company, the Guarantors and the Holders.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Company proposes to utilize funds from the Cash Reserve Account to develop its business pursuant to its operating budget; and

WHEREAS, the Company seeks additional flexibility to incur Indebtedness.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and provisions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to the Purchase Agreement

(a)	Amendment to Section 5.1(a). Section 5.1(a) of the Purchase Agreement shall be amended to add the following sentences as the final sentences thereof:

“Following delivery of each quarterly report, the Holders will have the opportunity to review the contents of the quarterly report with members of the executive management of the Parent, including without limitation the Parent’s Chief Financial Officer, subject to customary confidentiality undertakings if any non-public information is requested to be presented in such meetings.  The Parent shall determine the time and location thereof and notice thereof will be provided to each Holder at least 15 Business Days in advance.  Telephonic attendance will be permitted on the part of any of the Parent’s representatives and/or any Holder.  In addition, as soon as available and in any event within 15 days of the end of each month that is not the end of a Fiscal Quarter, the Company shall deliver to each Electing Holder (as defined below) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form (x) with respect to such statements of income, the corresponding figures for the corresponding periods for the previous Fiscal Year, and (y) with respect to such balance sheets, the corresponding figures as of the end of the previous Fiscal Year, all in reasonable detail.  Following delivery of each monthly report, the Electing Holders will have the opportunity to review the contents of the monthly report with members of the executive management of the Parent, including without limitation the Parent’s Chief Financial Officer.  The Parent shall determine the time and location thereof and notice thereof will be provided to each Electing Holder at least 5 Business Days in advance.  Telephonic attendance will be permitted on the part of any of the Parent’s representatives and/or any Electing Holder.  For purposes hereof, “Electing Holder” means a Holder that has notified the Parent that it wishes to receive the monthly reports described above, and has provided a confidentiality undertaking reasonably satisfactory to Parent, provided that such a Holder shall cease to be an Electing Holder upon it notifying the Parent in writing that it no longer wishes to receive the monthly reports described above.”

(b)	Amendments to Section 5.13.

A new paragraph (g) is added to Section 5.13 of the Purchase Agreement as follows:

“(g)   solely for the purpose of funding a working capital line of credit, the Company and its Subsidiaries may become and remain liable with respect to additional Indebtedness in an aggregate principal amount of up to $25,000,000, provided that such Indebtedness (i) has a maturity date that is no earlier than July 17, 2010, (ii) will not have any rights to the Collateral, (iii) is on terms that provide that the holder(s) of such Indebtedness may not accelerate such maturity date or take any action through the filing of a petition or other exercise of creditors’ rights to seek repayment of such Indebtedness, (iv) is secured (if at all) solely by accounts receivable and inventory of the Company and its Subsidiaries and with the enforcement of any Lien conditioned on the payment and satisfaction in full of all Secured Obligations (as defined in the Security Agreement) and (v) makes the Holders third party beneficiaries of the rights of the obligor(s) of such Indebtedness set forth above.”

A new paragraph (h) is added to Section 5.13 of the Purchase Agreement as follows:

 “(h)   the Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the issuance of up to $100,000,000 in aggregate principal amount of Second Lien Indebtedness, plus such principal amount of Second Lien Indebtedness that may be issued as payment-in-kind interest on such Second Lien Indebtedness.”

(c)	Amendment to Section 5.14. Section 5.14 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, unless

(a)  the Net Proceeds thereof are applied as follows:

(i) Net Proceeds shall be deposited in the Cash Reserve Account, to the extent that the balance on deposit in the Cash Reserve Account is then less than $75,000,000 (until the balance is restored to $75,000,000);

(ii) Net Proceeds that are not utilized pursuant to clause (i) above shall be (x) in the case of any Asset Sale consummated prior to the second anniversary of the Closing Date, delivered to the Collateral Agent for deposit in the Asset Sale Proceeds Account pending the mandatory redemption of Notes on the second anniversary of the Closing Date pursuant to Section 8.1(b) and (y) in the case of any Asset Sale consummated on or after the second anniversary of the Closing Date, applied to make a mandatory redemption of Notes pursuant to Section 8.1(b);

(b) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale that yields Net Proceeds greater than the aggregate original purchase price paid by the Company or any of its Subsidiaries for such assets or Capital Stock; and

(c) all of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash.

Notwithstanding the foregoing provisions of this Section 5.14, in the case of (i) an Asset Sale that will yield Net Proceeds sufficient, together with any other amounts then on deposit in the Asset Sale Proceeds Account, to redeem the Notes in whole at the purchase price provided under Section 8.1(a) hereof,  or (ii) any Asset Sale that is consummated more than 15 Business Days after the Company has delivered an officer’s certificate in accordance with Section 5.25(c), provided that no Holder has objected to the conclusions in such certificate, such Net Proceeds may be less than the aggregate original purchase price; provided that, if such Asset Sale described in clause (i) is consummated prior to the second anniversary of the Closing Date, the Company shall deliver a Notice of Redemption in accordance with Section 8.3 no later than the date of consummation of such Asset Sale, which Notice of Redemption shall indicate that the Notes will be redeemed in whole on the redemption date specified therein; and provided further that such Net Proceeds shall be deposited into and maintained in the Asset Sale Proceeds Account until the specified redemption date.

The Company shall not, and shall not permit its Subsidiaries to lease or sublease any of its rights under or in respect of any FCC License or Foreign License, provided that the Company and its Subsidiaries may enter into such leases or subleases in no more than five of the markets set forth on Schedule 5.14(c) hereof (one lease per market, for a maximum of five leases) provided further that, solely to the extent that the Net Proceeds of such lease or sublease are applied to pay scheduled interest on the Notes (or reserved for such purpose, in an amount not to exceed the aggregate amount of the next scheduled interest payment), such Net Proceeds are not required to be applied as described in paragraph (a) above.”

(d)	Amendment to Section 5.25.

(i)           Section 5.25(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

 “(a)(i)    On the date of the First Amendment, the Cash Reserve Account contains a balance of $75,000,000, plus accrued interest.

(ii)           In accordance with the terms of this Section 5.25, the Company may from time to time withdraw funds then on deposit in the Cash Reserve Account as follows:

(A) at any time and from time to time following the payment of the Initial Portion of the Consent Fee, the Company shall be entitled to withdraw up to an aggregate of $25,000,000 from the Cash Reserve Account;

(B) at any time and from time to time following the payment of the Second Installment Fee, and conditioned on the prior payment of the Initial Portion of the Consent Fee, the Company shall be entitled to withdraw up to an aggregate of an additional $25,000,000 from the Cash Reserve Account (i.e., $50,000,000 taken together with amounts withdrawn pursuant to clause (A) above); and

(C) at any time and from time to time following the payment of the Third Installment Fee, and conditioned on the prior payment of the Initial Portion of the Consent Fee and the Second Installment Fee, the Company shall be entitled to withdraw up to an aggregate of an additional $25,000,000 from the Cash Reserve Account plus any accrued interest in the Cash Reserve Account.  (i.e., $75,000,000 plus any accrued interest in the Cash Reserve Account taken together with amounts withdrawn pursuant to clauses (A) and (B) above).

(iii)           Notwithstanding anything to the contrary contained herein, no withdrawal may be made from the Cash Reserve Account if at the time of the proposed withdrawal any Default or Event of Default has occurred and is continuing.

(iv)           The Company may withdraw amounts then on deposit in the Cash Reserve Account in one or more drawdowns; provided, however, that it shall not be permitted to drawdown more than $75,000,000 (plus any accrued interest in the Cash Reserve Account) in the aggregate pursuant to this Section 5.25(a).

(vi)           If the Company has withdrawn amounts from the Cash Reserve Account pursuant to this Section 5.25(a), the Company shall restore the balance in the Cash Reserve Account to at least $75,000,000 on or before June 30, 2009.  From and after June 30, 2009, the Company shall maintain a minimum balance in the Cash Reserve Account of $75,000,000 at all times.

(vii)           Provided the conditions set forth in clauses (ii) and (iii) above have been satisfied, the Collateral Agent shall deliver to the Account Bank a consent to the release of funds from the Cash Collateral Account as provided in clause (ii) above.

(vii)           All amounts held in the Cash Reserve Account shall be invested solely in Cash Equivalents of a type described in clauses (i) through (iv) of the definition thereof, and all such Cash Equivalents shall be held in, and credited to, such account.”

(ii)           Section 5.25(b) of the Purchase Agreement is hereby amended by adding the following as the final sentences thereof:

“In the event that the Company is required to make a mandatory redemption of Notes pursuant to Section 8.1(b) and the funds on deposit in the Asset Sale Proceeds Account together with the funds on deposit in the Cash Reserve Account are sufficient to redeem the Notes in whole at the applicable redemption price on the applicable redemption date, the Company shall give notice to the Holders to inform the Holders that the Notes will be redeemed in whole at the applicable redemption price on such redemption date no later than 15 Business Days prior to such redemption date and the Notes shall be so redeemed in on such date.  The Company shall separately give such notice to the Collateral Agent no later than 15 Business Days prior to such redemption date and no later than 3 Business Days prior to such redemption date the Collateral Agent shall deliver to the Account Bank a consent to the release of all amounts on deposit in the Cash Reserve Account on such redemption date; provided, that the entire principal amount of the Notes and all related interest and applicable premium are paid or made available for payment by the Company as of such redemption date.”

(e)	Amendment to Section 6.1. Section 6.1 of the Purchase Agreement is hereby amended to add a new clause (o) thereto to read as follows:

“(o)           (1) a payment default or event of default occurs under any instrument evidencing Indebtedness incurred pursuant to Sections 5.13(g), whether such Indebtedness now exists or is created after the date of the First Amendment, or (2) there occurs of any other default or event of default under any such instrument, if, in either such case, the effect of such default or event of default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).”

2.	Amendments to Defined Terms.

(a)	The definition of Permitted Liens is hereby amended to add new clauses (13) and (14) as follows:

“(13)             Liens securing Indebtedness incurred in accordance with Section 5.13(g) that exist solely with respect to accounts receivable and inventory of the Company and its Subsidiaries, provided that the enforcement of any such Lien is conditioned on the payment and satisfaction in full of all Secured Obligations (as defined in the Security Agreement) and the Holders are third party beneficiaries of the rights of the obligor(s) of such Indebtedness with respect to the prevention of such enforcement until such time.”

“(14)             Liens securing Indebtedness incurred in accordance with Section 5.13(h), provided that the enforcement of any such Lien is conditioned on the payment and satisfaction in full of all Secured Obligations (as defined in the Security Agreement).”

(b)	The definition of Restricted Payments is hereby amended and restated to read in its entirety as follows:

“‘Restricted Payments’ means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company or Parent now or hereafter outstanding (other than a dividend payable solely in additional shares of the same class of Capital Stock to the holders of that class), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or Parent now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding, options or other rights to acquire shares of any class of Capital Stock of Company or Parent now or hereafter outstanding (other than the Warrants, the Warrant Shares or, if applicable, Purchaser Units) and (iv) any payment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Notes; provided however, that interest payments on the Second Lien Indebtedness shall not be Restricted Payments.”

(c)	A definition of “Second Lien Indebtedness” is hereby added to read as follows:

“Second Lien Indebtedness” means Indebtedness of the Company in an aggregate principal amount of up to $100,000,000, plus any principal amount issued as payment-in-kind interest, with the holder(s) of such Indebtedness (i) to have a second priority lien on the Collateral (which Collateral shall otherwise remain unencumbered except as permitted under the Note Documents) and (ii) to be approved by the Holders of at least 50% in aggregate principal amount of the Notes.  The Second Lien Indebtedness may only accrue payment-in-kind interest, must have a maturity date that is later than the Maturity Date on the Notes and its issuance will be subject to an intercreditor agreement that is reasonably satisfactory to the Required Holders.”

(d)	The definition of Cash Equivalents is hereby amended and restated to read in its entirety as follows:

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guarantied as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.  For the avoidance of doubt, Cash Equivalents shall not include any auction rate or similar securities where the obligor is not absolutely required to redeem or repay the Indebtedness in question within such one year (or shorter) period.”

(e)	The definition of Indebtedness is hereby amended to amend and restate subparagraph (iii) to read in its entirety as follow:

“(iii) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, trade payables incurred in the ordinary course of business, volume based vendor arrangements accounted for as deferred income on the balance sheet of the Company, obligations under earn-out agreements which are not yet earned and obligations under earn-out agreements to the extent such obligations are payable in shares of Capital Stock of the Company at the Company's option),”

3.
Representations and Warranties of the Company.  To induce the Holders to execute and deliver this First Amendment (which representations and warranties shall survive the execution and delivery of this First Amendment and shall be deemed to have been made pursuant to the Purchase Agreement for all relevant purposes thereof), the Company represents and warrants to the Holders that:

(a)
this First Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

(b)
the Purchase Agreement, as amended by this First Amendment, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to creditors' rights generally;

(c)
the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action, (ii) does not require the consent or approval of any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or the Company's organizational documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company, or (3) any provision of any indenture, agreement or other instrument to which the Company is a party or by which the Company's properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c); and

(d)	prior to and after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

4.	Effectiveness of this Amendment.

(a)
This First Amendment shall become effective (the “Amendment Effective Date”) when (i) this First Amendment has been duly executed and delivered by the Company, Parent, each of the Guarantors and the Required Holders, (ii) the First Amendment Legal Opinion (as defined below) has been delivered to the Consenting Holders, and (iii) the Company has transmitted payment of the Initial Portion (as defined below) of the Consent Fee (as defined below), such Consent Fee to be allocated to each Holder who consented to this First Amendment by 5:00 p.m., New York City time, on March 12, 2008 (each, a “Consenting Holder”), as evidenced by such Holder’s execution and delivery thereof to the Company by such date, pro rata in accordance with the principal amount of Notes held by such Consenting Holder as of the Amendment Effective Date; provided, however, that the provisions of Sections 1(c) and 1(d)(ii) shall only become effective if (and when) all of the Holders have executed and delivered this First Amendment to the Company.  The Initial Portion of the Consent Fee shall be paid to each Consenting Holder in accordance with wire instructions provided by such Consenting Holder to the Company on the signature pages hereto.

(b)	For purposes hereof, the “Consent Fee” shall mean a fee in an amount equal to up to $10,500,000 paid as follows:

(i)
an amount equal to $3,500,000 shall be paid on (or prior to) the Amendment Effective Date (such amount, the “Initial Portion”), which payment shall permit the Company to withdraw $25,000,000 from the Cash Reserve Account;

(ii)
an amount equal to $3,500,000 shall be paid if the Company notifies the Holders in writing that it wishes to withdraw in excess of $25,000,000 in the aggregate from the Cash Reserve Account (such amount, the “Second Installment Fee”), which payment shall permit the Company to withdraw $50,000,000 in the aggregate from the Cash Reserve Account (including amounts withdrawn pursuant to clause (i) above); and

(iii)
an amount equal to $3,500,000 shall be paid if the Company notifies the Holders in writing that it wishes to withdraw in excess of $50,000,000 in the aggregate from the Cash Reserve Account (such amount, the “Third Installment Fee”), which payment shall permit the Company to withdraw $75,000,000 (plus any accrued interest in the Cash Reserve Account) in the aggregate from the Cash Reserve Account (including amounts withdrawn pursuant to clauses (i) and (ii) above).

(c)
The Company shall pay the Second Installment Fee and the Third Installment Fee to the Consenting Holders or their transferees, each as duly reflected on the books and records of the Company as of the date of the Company’s written notice described in paragraph (b)(ii) or (iii), as applicable. In the event a Consenting Holder transfers its interest in any Notes subsequent to the date on which such Holder becomes entitled to a Consent Fee payment, the Company shall not incur any liability to pay a Consent Fee to such transferee and shall in any event be obligated to pay the Consent Fee only to the Consenting Holder or its transferee of record on such relevant entitlement date.

(d)	For purposes hereof, the “First Amendment Legal Opinion” shall mean a favorable opinion of counsel to the Parent and the Company, in customary form and substance.

5.
Consent.  Each of the Company, the Parent, the Guarantors and the Required Holders hereby consents to this First Amendment and acknowledges that the Purchase Agreement shall remain in full force and effect.

6.	Binding Effect, etc.

(a)
Except as expressly amended hereby, all of the terms and provisions of the Purchase Agreement and the Notes shall remain in full force and effect.  The amendments contained herein shall not constitute an amendment of any other provision of the Purchase Agreement or the Notes or for any other purpose except as expressly set forth herein.

(b)
From and after the effective date hereof, all references in the Purchase Agreement or the Notes to the “Agreement” or the “Notes” shall be deemed to be references to such Agreement or the Notes (as applicable) as modified hereby.  This First Amendment shall form a part of the Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby.

7.
Payment of Holders’ Counsel Fees and Expenses.  Without limiting the provisions of Section 1.4 of the Purchase Agreement, the Company agrees to pay the reasonable fees and expenses of counsel to the Holders.

8.	Governing Law, Counterparts.

(a)
This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

(b)
This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

*           *           *

IN WITNESS WHEREOF, the undersigned parties have executed this FIRST AMENDMENT TO THE PURCHASE AGREEMENT to be effective for all purposes as of the Amendment Effective Date.

                            NEXTWAVE WIRELESS INC.

                            By:
                                   Name:
                                   Title:

                            NEXTWAVE WIRELESS LLC

                            By:
                                   Name:
                                   Title:

                            NEXTWAVE BROADBAND INC.,
                            NW SPECTRUM CO.,
                            AWS WIRELESS INC.,
                            PACKETVIDEO CORPORATION
                            WCS WIRELESS LICENSE SUBSIDIARY, LLC
                            IP WIRELESS, INC.
                            GO NETWORKS, INC.

                            By:
                                   Name:
                                   Title:

                            AVENUE INVESTMENTS, L.P.

                            By:
                                   Name:
                                   Title:

                            AVENUE SPECIAL SITUATIONS FUND IV, L.P.

                            By:
                                   Name:
                                   Title:

                            AVENUE SPECIAL SITUATIONS FUND V, L.P.

                            By:
                                   Name:
                                   Title:

                            DK ACQUISITION PARTNERS, L.P.

                            By:
                                   Name:
                                   Title:

                            HIGHBRIDGE INTERNATIONAL LLC

                            By:
                                   Name:
                                   Title:

                            INVESTCORP INTERLACHEN MULTI-
                            STRATEGY MASTER FUND LIMITED

                            By:
                                   Name:
                                   Title:

                            POLYGON DEBT HOLDINGS LIMITED

                            By:
                                   Name:
                                   Title:

                            SILVER OAK CAPITAL, L.L.C.,

                            By:
                                   Name:
                                   Title: